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Exhibit 99.2

LAW OFFICES OF LIONEL Z. GLANCY
LIONEL Z. GLANCY         #134180
1801 Avenue of the Stars, Suite 308
Los Angeles, CA 90067
Telephone: 310/201-9150
Faxsimile:  310/201-9160

ABBEY GARDY, LLP
ARTHUR N. ABBEY
MARK C. GARDY
JAMES S. NOTIS
212 East 39th Street
New York, NY 10016
Telephone: 212/889-3700
Facsimile: 212/684-5191

Attorneys for Plaintiff

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                              COUNTY OF LOS ANGELES

ADREINNE KAUFMAN, On                      )             CIV. NO.  BC245136
Behalf of Herself and                     )
All Others Similarly                      )             CLASS ACTION
                                          )             ------------
Situated,                                 )
                                          )
                     Plaintiff.           )
                                          )
           vs.                            )             COMPLAINT BASED UPON
                                          )             UNFAIR BUSINESS
WESTFIELD AMERICA, INC.,                  )             PRACTICES, SELF DEALING
WESTFIELD AMERICA TRUST                   )             AND BREACH OF FIDUCIARY
FRANK P. LOWY, PETER S.                   )             DUTY
LOWY, STEVEN M. LOWY,                     )
RICHARD E. GREEN, ROY L.                  )
FURMAN, HERMAN HUIZINGA,                  )
BERNARD MARCUS, LARRY A.                  )
SILVERSTEIN and FRANCIS T.                )
VINCENT, JR.,                             )
                                          )
                     Defendants           )
________________________________________  )


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         Plaintiff, by her attorneys, alleges upon information and belief, except as to paragraph 1 which plaintiff alleges upon knowledge, as follows:

         1. Plaintiff Adrienne Kaufman is a stockholder of defendant Westfield America, Inc. ("WA Inc." or the "Company").

         2. Defendant WA Inc. is a corporation with principal offices located at 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025. WA Inc. is a real estate investment trust or "REIT." Through its subsidiaries and affiliates, WA Inc. owns, operates, leases, develops, redevelops nd acquires super regional and regional retail shopping centers located primarily in major metropolitan areas in the United States.

         3. Defendant Westfield America Trust ("WA Trust") is WA Inc.'s largest shareholder, and owns or controls shares representing approximately 77.5 percent of the Company's total shares outstanding. WA Trust, through its affiliate, Westfield Holdings Limited ("WA Holdings"), earns about half of its profits through the U.S. operations of WA Inc.

         4. Defendant Frank P. Lowy is the Chairman of the Board of Directors of both WA Inc. and WA Trust.

         5. Defendant Peter S. Lowy is a Director of WA Inc. and WA Trust. Peter
S. Lowy is also a Managing Director of WA Holdings. Peter S. Lowy is the son of Frank P.Lowy.

         6. Defendant Steven M. Lowy is a Director of WA Inc. and WA Trust, as well as a Managing Director of WA Holdings. Steven Lowey in the son of Frank P. Lowy and the brother of Peter S. Lowy.


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         7. Defendant Richard E. Green is a Director of WA Inc., and former
Co-President of the Company.

         8. Defendant Roy L. Furman is a Director of WA Inc.

         9. Defendant Herman Huizinga is a Director of WA Inc.

         10. Defendant Bernard Marcus is a Director of WA Inc.

         11. Defendant Larry A. Silverstein is a Director of WA Inc.

         12. Defendant Francis T. Vincent, Jr. is a Director of WA Inc.

         13. The defendants named in paragraphs 4 through 13 are sometimes collectively referred to herein as the "Individual Defendants."

         14. The Individual Defendants as officers and/or directors of WA Inc. have a fiduciary relationship and responsibility to plaintiff and the other common public stockholders of WA Inc. and owe to plaintiff and the other class members the highest obligations of good faith, loyalty, fair dealing, due care and candor.

                            CLASS ACTION ALLEGATIONS

         15. Plaintiff brings this action pursuant to ss.382 of the California Code of Civil Procedure on her own behalf and as a class action on behalf of all common stockholders of WA Inc., or their successors in interest, who are being and will be harmed by defendants' actions described below (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of defendants.

         16. This action is properly maintainable as a class action because:


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                  a. The Class is so numerous that joinder of all members is impracticable. There are hundreds of WA Inc. stockholders of record who are located throughout the United States;

                  b. There are questions of law and fact which are common to the Class, including: whether the defendants have engaged or are continuing to act in a manner calculated to benefit themselves at the expense of WA Inc.'s minority stockholders; and whether plaintiff and the other members of the Class would be irreparably damaged if the defendants are not enjoined in the manner described below;

                  c. The defendants have acted or refused to act on grounds generally applicable to the Class, thereby making appropriate final injunctive relief with respect to the Class os a whole.

                  d. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. The claims of plaintiff are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class; and

                  e. Plaintiff anticipates that there will be no difficulty in the management of this litigation.

         17. For the reasons stated herein, a class action is superior to other available methods for the fair and efficient adjudication of this controversy.


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                                CLAIM FOR RELIEF

         18. As a REIT, WA Inc. has no employees and is dependent on the subsidiaries and affiliates of WA Holdings for the management of the Company and its properties.

         19. On February 15, 2001, WA Inc. publicly announced that it signed a definitive merger agreement with WA Trust whereby WA Trust would acquire all of the WA Inc. stock it does not already own for $16.25 cash per share.

         20. As set forth above, WA Inc. is wholly dependant on WA Holdings for its operations, and the loyalties of WA Inc. Board of Directors are divided in the instant transaction. The Individual Defendants are beholden to WA Trust and WA Holdings and cannot be expected to act in the best interest of WA Inc.'s minority stockholders.

         21. The purpose of the proposed acquisition is to enable WA Trust to acquire the shares of WA Inc. it does not already own, as well as WA Inc.'s valuable assets for WA Trust's own benefit at the expense of WA Inc.'s minority stockholders.

         22. The proposed acquisition comes at a time when WA Inc. has performed well and WA Trust expects it will continue to perform well because it is already well-positioned to do so.

         23. WA Trust has timed this transaction to capture WA Inc.'s future potential and use it to their own ends without paying an adequate or fair price for the Company's remaining shares.

         24. Amidst a backdrop of positive and improving financial position and increased prospects for growth, WA Trust announced its desire to acquire the remaining shares of WA Inc. for $16.25 cash per share. The offer made by WA Trust represents a minimal premium over the current price of WA Inc. common stock.


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         25. The Individual Defendants and WA Trust are in a position of control and power over the WA Inc.'s stockholders and have access to internal financial information about WA Inc., its true value, expected increase in true value and the benefits to WA Trust of 100 percent ownership of WA Inc. to which plaintiff and the Class members are not privy. Defendants are using their positions of power and control to benefit WA Trust in this transaction, to the detriment of the WA Inc. common stockholders.

         26. In proposing the acquisition, WA Trust and the Individual Defendants have committed or threatened to commit the following acts to the detriment and disadvantage of WA Inc. minority stockholders:

                  a. They have undervalued the WA Inc. common stock by ignoring the full value of its assets and future prospects. The proposed acquisition consideration does not reflect the value of WA Inc.'s valuable assets; and

                  b. They timed the announcement of the proposed buyout to place an artificial lid on the market price of WA Inc.'s common stock to justify a price that is unfair to WA Inc.'s minority stockholders.

         27. The Individual Defendants have clear and material conflicts of interest and are acting to better the interests of WA Trust and themselves at the expense of WA Inc.'s minority stockholders.

         28. In light of the foregoing, the Individual Defendants must, as their fiduciary obligations require:

                         - undertake an appropriate evaluation of WA Inc.'s
                           worth as an acquisition candidate;


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                         - act independently so that the interests of WA Inc.'s
                           minority stockholders will be protected, including but not limited to the retention of independent advisors and the appointment of a Special Committee of some or all of the members of the WA Inc.'s board to consider the WA Trust offer and negotiate with WA Trust on behalf of WA Inc.'s minority stockholders;

                         - adequately ensure that no conflicts of interest exist
                           between defendants' own interests and their fiduciary obligation to maximize stockholder value or, if such conflicts exist, to ensure that all conflicts be resolved in the best interests of WA Inc.'s minority stockholders; and

                         - if an acquisition transaction is to go forward,
                           require that it be approved by a majority of WA Inc.'s minority stockholders.

         29. As a result of the defendants' failure to take such steps to date, plaintiff and the other members of the Class have been and will be damaged in that they have not and will not receive their proportionate share of the value of the Company's assets and business, and have been and will be prevented from obtaining a fair price for their common stock.

         30. Defendants, in failing to disclose the material non-public information in their possession as to the value of WA Inc.'s assets, the full extent of the future earnings potontial of WA Inc. and its expected increase in profitability, are engaging in self-dealing, are not acting in good faith toward plaintiff and the other members of the Class, and have breached and are breaching their fiduciary duties to the member of the Class.

         31. As a result of the defendants' unlawful actions, plaintiff and the other members of the Class will be irreparably harmed in that they will not receive their fair portion of the value of WA Inc.'s assets and business and will be prevented from obtaining the real

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value of their equity ownership of the Company. Unless the proposed acquisition is enjoined by the Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the members of the Class, will not engage in arm's length negotiations on the acquisition terms, and will not supply to WA Inc.'s minority stockholders sufficient information to enable them to cast informed votes on the proposed acquisition and may consummate the proposed acquisition, all to the irreparable harm of the members of the Class.

         32. Plaintiff and the other members of the Class have no adequate remedy at law.

                  WHEREFORE, plaintiff prays for judgment and relief as follows:

         A. Ordering that this action may be maintained as a class action and certifying plaintiff as the Class representative;

         B. Declaring that defendants have breached their fiduciary and other duties to plaintiff and the other members of the Class;

         C. Entering an order requiring defendants to take the steps set forth hereinabove;

         D. Preliminarily and permanently enjoining the defendants and their counsel, agents, employees and all persons acting under, in concert with, or for them, from proceeding with, consummating or closing the proposed transaction;

         E. In the event the proposed acquisition is consummated, rescinding it and setting it aside;

         F. Awarding compensatory damages against defendants individually and severally in an amount to be determined at trial, together with prejudgment interest at the maximum rate allowable by law;

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         G.       Awarding costs and disbursements, including plaintiff's
counsel's fees and experts' fees; and

         H. Granting such other and further relief as to the Court may seem just and proper.

Dated:   February 15, 2001           LAW OFFICES OF LIONEL Z. GLANCY
                                     LIONEL Z. GLANCY



                                     /s/ Lionel Z. Glancy
                                     -----------------------------
                                     LIONEL Z. GLANCY

                                     1801 Avenue of the Stars, Suite 308
                                     Los Angeles, CA 90067
                                     Telephone: 310/201-9150
                                     Facsimile: 310/201-9160


                                     ABBEY GARDY, LLP
                                     ARTHUR N. ABBEY
                                     MARK C. GARDY
                                     JAMES S. NOTIS
                                     212 East 39th Street
                                     New York, NY 10016
                                     Telephone: 212/889-3700
                                     Facsimile: 212/684-5191

                                     Attorneys for Plaintiff


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